SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) March 3, 2003

AUTONATION, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE                                 1-13107                                    73-1105145

(State Or Other Jurisdiction                (Commission                              (IRS Employer

          Of Incorporation)                          File Number)                            Identification No.)

110 S.E. 6th Street

Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number, Including Area Code (954) 769-6000

____________________________________________________

(Former Name Or Former Address, If Changed Since Last Report)

ITEM 5. Other Events.

On March 3, 2003, AutoNation, Inc. (the “Company”) issued a press release announcing that it has reached a settlement with the Internal Revenue Service (“IRS”) with respect to the tax treatment of certain transactions entered into by the Company in 1997 and 1999.  The Company will owe the IRS net aggregate payments of approximately $470 million, including interest.  An initial net payment of approximately $350 million will be due in March 2004, and three subsequent payments of approximately $40 million each will be due in March 2005, 2006 and 2007, respectively.  A copy of the press release is attached as an exhibit hereto.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1

Press Release of AutoNation, Inc., dated March 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

         (Registrant)

By:

/s/ Jonathan P. Ferrando

Jonathan P. Ferrando

Senior Vice President,

General Counsel and Secretary

Dated: March 3, 2003

INDEX TO EXHIBITS

Exhibit

Exhibit

Number

Description

99.1

Press Release of AutoNation, Inc., dated March 3, 2003.

4